Exhibit 99.1

PRESS RELEASE

DOLLAR TREE, INC. DIRECTORS RECOMMEND DECLASSIFYING BOARD

CHESAPEAKE, Va. – September 3, 2009 – Dollar Tree, Inc. (NASDAQ: DLTR), the nation's leading operator of discount variety stores selling everything for $1 or less, announced today that its Board of Directors will recommend at the Annual Meeting in 2010 that its shareholders support an amendment to the Company’s articles of incorporation to declassify the Board.

“Throughout our history, Dollar Tree has demonstrated a steadfast commitment to serving the interests of our shareholders,” said President and CEO Bob Sasser.  “We continually review our governance policies and amend those policies where necessary to reflect evolving industry standards for best practices in corporate governance.  Over the past few years, our Board has enacted several significant governance changes, including separating the roles of Chairman and CEO, appointing an independent lead director, adopting a majority vote policy for uncontested director elections, and eliminating supermajority vote requirements from the Articles of Incorporation.  The change announced today is a continuation of our long-standing practice.”

Dollar Tree, a Fortune 500 Company, operated 3,717 stores in 48 states as of August 1, 2009, with total retail selling square footage of 31.4 million. To learn more about the Company, visit the Company’s website, www.DollarTree.com.

CONTACT:	Dollar Tree, Inc., Chesapeake
Timothy J. Reid, 757-321-5284
www.DollarTree.com

A WARNING ABOUT FORWARD-LOOKING STATEMENTS:  This press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, will, or estimate.  For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” "Business," and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10 - K filed March 26, 2009 and our Quarterly Report on Form 10-Q filed August 26, 2009.  In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply.  We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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